POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of the Federal Home Loan Bank of Pittsburgh (the “Corporation”), a corporation organized under federal law with a principal place of business in Pennsylvania, hereby names, constitutes, and appoints Dana A. Yealy, Managing Director, General Counsel & Corporate Secretary, as such person’s true and lawful attorney-in-fact to sign in his or her name, place, and stead, and to do any and all things and execute any and all instruments that such attorney-in-fact may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2019 (the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.
WITNESS the due execution hereof by the following persons in the capacities indicated as of this 21st day of February, 2020.

Name/Signature    Capacity

/s/ Bradford E. Ritchie Bradford E. Ritchie	Chair of the Board of Directors
/s/ Louise M. Herrle Louise M. Herrle	Vice Chair of the Board of Directors
/s/ Pamela C. Asbury Pamela C. Asbury	Director
/s/ Patrick A. Bond Patrick A. Bond	Director
/s/ Glenn R. Brooks Glenn R. Brooks	Director
/s/ Luis A. Cortés, Jr. Luis A. Cortés, Jr.	Director
/s/ Andrew W. Hasley Andrew W. Hasley	Director
/s/ Angel L. Helm Angel L. Helm	Director
/s/ William C. Marsh William C. Marsh	Director
/s/ Brendan J. McGill Brendan J. McGill	Director

/s/ Lynda A. Messick Lynda A. Messick	Director
/s/ Glenn E. Moyer Glenn E. Moyer	Director
/s/ Thomas H. Murphy Thomas H. Murphy	Director
/s/ Charles J. Nugent Charles J. Nugent	Director
/s/ Howard B. Slaughter, Jr. Howard B. Slaughter, Jr.	Director
/s/ Jeane M. Vidoni Jeane M. Vidoni	Director